SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 15, 2013 (March 14, 2013)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Transaction Agreement

As previously disclosed, on March 14, 2013, Illinois Power Holdings, LLC, a Delaware limited liability company (“IPH”) and indirect wholly-owned subsidiary of Dynegy Inc. (“Dynegy”) entered into a definitive agreement (the “Agreement”) with Ameren Corporation, a Missouri corporation (“Ameren”) pursuant to which IPH will, subject to the terms and conditions in the Agreement, acquire from Ameren 100% of the equity interest of Ameren Energy Resources Company, LLC (“AER”) (or, following a pre-closing reorganization contemplated by Ameren, a successor thereto) for no cash consideration.  AER and its subsidiaries consist of Ameren’s merchant generation business, and pursuant to the Agreement IPH will indirectly acquire AER’s subsidiaries, including (i) Ameren Energy Generating Company (“Genco”), (ii) AmerenEnergy Resources Generating Company (“AERG”), and (iii) Ameren Energy Marketing Company (“AEM”).  Dynegy has provided a limited guaranty of certain obligations of IPH up to $25 million as described below.

The transaction does not include AER’s gas-fired power generation facilities, Elgin, Gibson City and Grand Tower (the “Put Assets”). Prior to signing the Agreement, AERG, Genco and AmerenEnergy Medina Valley Cogen L.L.C., an Illinois limited liability company (“Medina Valley”), an affiliate of AER that IPH will not be acquiring in the transaction, entered into an amendment to the Put Option Agreement, dated as of March 28, 2012, whereby the Put Assets will be sold by Genco, subject to approval by the Federal Energy Regulatory Commission (“FERC”), to Medina Valley for a minimum of $133 million (the “Put Transaction”).  In the event Ameren sells the Put Assets within two years of closing, Ameren will pay to Genco any after-tax proceeds in excess of $133 million.

In connection with the transaction, Ameren will retain certain historical obligations of AER and its subsidiaries, including certain historical environmental and tax liabilities.  Genco’s approximately $825 million of notes will remain outstanding as an obligation of Genco.

In connection with the transaction, Ameren is required to ensure that certain funds are available to the acquired entities at closing, including $70 million at Genco plus the proceeds of the Put Transaction described above.  Ameren must also retain $15 million at AEM prior to closing.

The Agreement includes customary representations, warranties and covenants by the parties.  The closing of the transaction is expected to occur during the fourth quarter of 2013 and is subject to conditions, including (i) consummation of the Put Transaction under the Put Option Agreement; (ii) approval of FERC under Section 203 of the Federal Power Act, as amended (“FERC Approval”); (iii) approval of certain license transfers by the Federal Communications Commission (the “FCC”); (iv) approval by the Illinois Pollution Control Board of the transfer to IPH of AER’s air variance, which granted to AER a temporary exemption for the coal plants of its subsidiaries from certain air pollution limitations under Illinois law; (v) no injunction or other orders preventing the consummation of the transactions under the Agreement; (vi) the continuing accuracy of each party’s representations and warranties; and (vii) the satisfaction of other customary conditions. Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions.  The Agreement contains certain termination rights for both IPH and Ameren, including if the closing does not occur within 12 months following the date of the Agreement (subject to extension to 13 months in certain circumstances, if necessary in order to obtain FERC approval).

The Agreement provides for the payment of a termination fee by each party under specific circumstances. In certain circumstances, including failure to receive FERC Approval, IPH must pay a reverse termination fee to Ameren. In certain circumstances, each party is required to pay a termination fee to the other party in the event of a termination in connection with a breach under the Agreement.

The foregoing description of the Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Dynegy Guaranty

Concurrently with the execution of the Agreement, Dynegy entered into a limited guaranty capped at $25 million (the “Limited Guaranty”) in favor of Ameren, pursuant to which Dynegy will guaranty IPH’s reverse termination fee and, for a period of 2 years after the closing (subject to certain exceptions), up to $25 million with respect to IPH’s indemnification obligations under the Agreement.

The foregoing description of the Limited Guaranty and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Limited Guaranty, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding pre-closing conditions and ability to close the transaction during the fourth quarter of 2013. These statements are based on the current expectations of Dynegy’s management. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2012 Form 10-K. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this Current Report on Form 8-K could be affected by, among other things, (i) conditions to the closing of the transaction may not be satisfied; (ii) problems may arise in successfully integrating AER’s coal generation and retail marketing business into Dynegy’s current portfolio, which may result in Dynegy not operating as effectively and efficiently as expected; (iii) Dynegy may be unable to achieve expected synergies or it may take longer than expected to achieve such synergies; (iv) the transaction may involve unexpected costs or unexpected liabilities; (v) Dynegy may be unable to obtain regulatory approvals required for the transaction or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Dynegy or cause Dynegy to abandon the transaction; (vi) the business of Dynegy may suffer as a result of uncertainty surrounding the transaction; (vii) the industry may be subject to future regulatory or legislative actions, including environmental, that could adversely affect Dynegy; and (viii) Dynegy may be adversely affected by other economic, business, and/or competitive factors. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Document

**2.1	Transaction Agreement by and between Ameren Corporation and Illinois Power Holdings, LLC, dated as of March 14, 2013.

10.1	Limited Guaranty, dated March 14, 2013, by Dynegy Inc. in favor of Ameren Corporation.

** Pursuant to Item 6.01(b)(2) of Regulation S-K exhibits and schedules are omitted. Dynegy agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: March 15, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

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EXHIBIT INDEX

Exhibit No.	Document

**2.1	Transaction Agreement by and between Ameren Corporation and Illinois Power Holdings, LLC, dated as of March 14, 2013.

10.1	Limited Guaranty, dated March 14, 2013, by Dynegy Inc. in favor of Ameren Corporation.

** Pursuant to Item 6.01(b)(2) of Regulation S-K exhibits and schedules are omitted. Dynegy agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request.

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